                                     [LOGO]

                            THE J. JILL GROUP, INC.

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000
                                      AND
                                PROXY STATEMENT

                                   IMPORTANT

                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                                                                  April 10, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of The J. Jill Group, Inc. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16(th) Floor, Boston, Massachusetts on Thursday, June 1, 2000, beginning at 8:00 A.M. local time.

    As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

    Thank you for your cooperation, continued support and interest in The
J. Jill Group, Inc.

                                          Sincerely,

                                          [SIGNATURE]

                                          Gordon R. Cooke
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            THE J. JILL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 2000

    Notice is hereby given that the Annual Meeting of Stockholders of The J. Jill Group, Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16(th) Floor, Boston, Massachusetts on Thursday, June 1, 2000, beginning at 8:00 A.M. local time for the following purposes:

    1.  To consider and vote upon the election of two Class A Directors;

    2. To act upon a proposal to amend the 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued thereunder to 400,000; and

    3. To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          /s/ David R. Pierson
                                          David R. Pierson
                                          SECRETARY

Boston, Massachusetts
April 10, 2000

                             YOUR VOTE IS IMPORTANT
             PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                            THE J. JILL GROUP, INC.
                              4 BATTERYMARCH PARK
                        QUINCY, MASSACHUSETTS 02169-7468
                                 (617) 376-4300

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 1, 2000

    This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 10, 2000 in connection with the solicitation by the Board of Directors of The J. Jill Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Thursday, June 1, 2000, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

    The Board of Directors of the Company (the "Board") has fixed the close of business on April 3, 2000, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 10,007,247 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 10,007,247 votes.

    The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

    The Class A Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this election do not count as votes for or against such election. The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to approve the proposal to amend the Company's 1998 Employee Stock Purchase Plan. Abstentions as to this proposal will count as being present and represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of "no" votes). Broker non-votes will not be included in calculating the number of votes cast on this proposal.

    Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

    The number of directors constituting the whole Board is currently fixed at six, and the Board currently consists of two Class A Directors, one Class B Director and two Class C Directors.

    The terms of the Company's two Class A Directors, William E. Engbers and Samuel L. Shanaman, will expire at the Annual Meeting. The Company's current Class B Director is Ruth M. Owades. In addition, Brett D. Heffes has been elected a Class B Director, to fill the vacancy caused by the death of Walter J. Levison. Mr. Heffes is scheduled to begin serving as a Class B Director on April 17, 2000. The terms of Ms. Owades and Mr. Heffes as directors will expire at the Company's 2001 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class C directors are Gordon R. Cooke and Thomas
J. Litle. Their terms as directors will expire at the Company's 2002 annual meeting of stockholders or special meeting in lieu thereof.

    The Board has nominated Mr. Engbers and Mr. Shanaman for election as Class A Directors, to serve until the Company's 2003 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

    The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. ENGBERS AND MR. SHANAMAN AS CLASS A DIRECTORS.

                                  PROPOSAL TWO
               AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
                   TO INCREASE THE NUMBER OF SHARES OF COMMON
                      STOCK THAT MAY BE ISSUED THEREUNDER

    The 1998 Employee Stock Purchase Plan currently provides that the total number of shares of Common Stock that may be issued thereunder may not exceed 150,000 (subject to adjustment upon certain changes in capitalization of the Company). The Company is proposing that the 1998 Employee Stock Purchase Plan be amended to increase the number of shares of Common Stock that may be issued thereunder to 400,000. Currently, after potential issuances for the 2000 offering year, only approximately 15,000 shares would remain available for issuance under the 1998 Employee Stock Purchase Plan.

    The purpose of the 1998 Stock Purchase Plan is to provide a method whereby employees have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of Common Stock of the Company. The Company believes that providing such employees with a direct stake in the Company's welfare assures a closer identification of the interests of participants in the 1998 Stock Purchase Plan with those of the stockholders of the Company, thereby stimulating the participants' efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The Board has authorized the amendment of the 1998 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder to 400,000, but this amendment will be effective only if this Proposal Two is approved by the stockholders of the Company.

    The full text of the 1998 Employee Stock Purchase Plan as proposed to be amended is printed as Appendix A, beginning on page A-1.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

    DESCRIPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

    In December 1997 the Company's Board of Directors adopted, and in May 1998 the Company's stockholders approved, the 1998 Employee Stock Purchase Plan. On March 27, 2000, the Board of Directors of the Company adopted an amendment to the 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock that may be issued thereunder to 400,000 (subject to adjustment in the event of certain changes in the Company's capital structure), effective only if the amendment is approved by the stockholders of the Company.

    The 1998 Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The right to purchase stock under the 1998 Stock Purchase Plan is made available by a series of one-year offerings (the "Offering" or "Offerings") to eligible employees. The applicable date of commencement ("Offering Commencement Date") and date of termination ("Offering Termination Date") of each Offering under the 1998 Stock Purchase Plan is the first and the last business day of each calendar year, respectively, unless the Compensation Committee, in its discretion, determines otherwise.

    All employees of the Company are eligible to participate in the 1998 Stock Purchase Plan on the first Offering Commencement Date following the commencement of employment if (a) the employee is customarily employed at least twenty hours per week and more than five months in a calendar year by the Company or any parent or subsidiary of the Company, (b) immediately after the grant of an option to participate such employee would not own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company (as determined in accordance with Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) the grant of an option to participate in the 1998 Stock Purchase Plan would not cause his rights to purchase stock under all employee stock purchase plans of the Company and any parent or subsidiary of the Company to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which the option is outstanding (determined in accordance with Section 423(b)(8) of the Code). Participation in the 1998 Stock Purchase Plan is voluntary and participation in any one or more of the Offerings under the 1998 Stock Purchase Plan will neither limit nor require participation in any other Offering.

    At the time a participant files his authorization for a payroll deduction, he may elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at any integral rate up to 10% of his base pay on the Offering Commencement Date. Payroll deductions for a participant will commence on the applicable Offering Commencement date and end on the applicable Offering Termination Date unless terminated sooner by the participant in accordance with the terms of the 1998 Stock Purchase Plan. All payroll deductions made for a participant will be credited to his account under the 1998 Stock Purchase Plan. No separate cash payments may be made into such account by the employee. No interest will be paid or allowed on any money paid into the 1998 Stock Purchase Plan or credited to the account of any participant. An employee may terminate his participation in the 1998 Stock Purchase Plan at any time by giving notice to the Company's Treasurer. During the Offering, the participant may not change the percentage of compensation which is to be deducted.

    On the applicable Offering Commencement Date, a participating employee will be deemed to have been granted an option to purchase a maximum number of shares of the Company's Common Stock equal to an amount determined as follows: 85% of the per share market value of the Company's Common Stock on such Offering Commencement Date shall be divided into an amount equal to the percentage of the employee's compensation which he has elected to have withheld (but no more than 10%) multiplied by the employee's compensation over the Offering period. The per share market value of the Common Stock purchased under the 1998 Stock Purchase Plan will be, with respect to each Offering thereunder, the lower of (a) 85% of the closing price per share (determined in accordance with the terms of the 1998 Stock Purchase Plan) on the Offering Commencement Date and (b) 85% of the closing price per share (determined in accordance with the terms of the 1998 Stock Option Plan) on the Offering Termination Date.

    Unless a participant first gives written notice of his withdrawal from participation in the applicable Offering, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date. The number of full shares of Common Stock so purchased will be equal to the accumulated payroll deductions in the participant's account at that time divided by the applicable option price (but not in excess of the number of shares for which options have been granted to the participant), and any excess in his account at that time (other than amounts relating to fractional shares, as discussed in the following sentence) will be automatically returned to the participant. Fractional shares will not be issued under the 1998 Stock Purchase Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be automatically carried forward to the next Offering unless the participant chooses to have the excess funds returned to him by giving written notice to the Company's Treasurer to that effect.

    An employee's participation under the 1998 Stock Purchase Plan terminates upon voluntary withdrawal from the 1998 Stock Purchase Plan at any time prior to the Offering Termination Date for an Offering, or when such employee ceases employment because of retirement, resignation, lay-off or discharge, except that if an employee's employment terminates due to death, his beneficiary will have the right to withdraw all of the payroll deductions or to exercise the option.

    The Offering for 2000 under the 1998 Stock Purchase Plan commenced on January 3, 2000, and 123 employees of the Company (representing approximately 18% of those eligible to participate) have elected to participate in the current Offering. As of January 3, 2000, 40,716 shares had been issued and sold pursuant to the 1998 Stock Purchase Plan, and 109,284 shares of Common Stock remained available for future issuance under the 1998 Stock Purchase Plan, including up to 94,714 shares to be issued in connection with the Offering for 2000.

    The Company intends to file, as soon as practicable, a registration statement covering the additional shares of Common Stock that will be issuable under the 1998 Stock Purchase Plan if Proposal Two is approved by the stockholders of the Company. Except in the case of shares issued to affiliates of the Company, as defined in the Securities Act of 1933, as amended, the shares of Common Stock issued under the 1998 Stock Purchase Plan will be freely eligible for resale in the public market if they are issued while a registration statement is effective.

    NEW PLAN BENEFITS

    The Company is unable to determine the dollar value and number of options or other benefits or amounts that will be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group, (iii) the Company's current directors who are not executive officers, as a group, or (iv) the Company's employees who are not executive officers, as a group, as a result of the proposed amendment to the 1998 Stock Purchase Plan. Had the 1998 Stock Purchase Plan been amended during fiscal 1999, the dollar value or number of options or other benefits or amounts received by or allocated to such persons during the fiscal year would not have been affected.

    AMENDMENT OF 1998 STOCK PURCHASE PLAN

    The Company's Board of Directors may, in its discretion, at any time, terminate or amend the 1998 Stock Purchase Plan, except that no such termination may affect options previously granted, nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under such Plan.

    FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1998 STOCK PURCHASE PLAN.

    If an employee acquires shares of Common Stock pursuant to the 1998 Stock Purchase Plan and does not dispose of them within two years after the commencement of the Offering period pursuant to which the shares were acquired, nor within one year after the date on which the shares were acquired, any gain realized upon subsequent disposition will be treated for federal income tax purposes as long-term capital gain, except that the portion of such gain equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the amount paid to the Company upon purchase of the shares, or (b) the excess of the fair market value of the shares on the Offering Commencement Date over the amount paid upon purchase of the shares, is taxable as ordinary income. There is no corresponding deduction for the Company, however. If the employee disposes of the shares at a price less than the price at which he acquired the shares, the employee realizes no ordinary income and has a capital loss measured by the difference between the purchase price and the selling price.

    If the employee disposes of shares acquired pursuant to the 1998 Stock Purchase Plan within two years after the Offering Commencement Date of the Offering pursuant to which the shares were acquired, or within one year after the date on which the shares were acquired, the difference between the purchase price and the fair market value of the shares at the time of purchase will be taxable to him as ordinary income in the year of disposition. In this event, the Company may deduct from its gross income an amount equal to the amount treated as ordinary income to such employee. Any excess of the selling price over the fair market value at the time the employee purchased the shares will be taxable as long-term capital gain if the shares were held for more than 12 months, or short-term capital gain if the shares were held for 12 months or less. If any shares are disposed of within either the two-year or one-year period at a price less than the fair market value at the time of purchase, the same amount of ordinary income (i.e., the difference between the purchase price and the fair market value of the shares at the time of purchase) is realized, and a capital loss is recognized equal to the difference between the fair market value of the shares at the time of purchase and the selling price.

    If a participating employee should die while owning shares acquired under the 1998 Stock Purchase Plan, ordinary income may be reportable on his final income tax return.

    The 1998 Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the plan qualified under
Section 401(a) of the Code.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    None of the directors or executive officers of the Company has any interest in the adoption of Proposal Two except that in the future, the Company's directors (other than directors who are not employees of the Company) and executive officers might choose to acquire some portion of the shares proposed to be made available for purchase by employees of the Company through participation in the 1998 Stock Purchase Plan.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the
Company:

NAME                                          AGE                           POSITION
----                                        --------                        --------
Gordon R. Cooke...........................     54      President, Chief Executive Officer and Chairman of
                                                       the Board of Directors; Director

Dennis J. Adomaitis.......................     49      President--J. JILL Retail

Olga L. Conley............................     42      Chief Financial Officer, Senior Vice
                                                       President--Finance and Treasurer

John J. Hayes.............................     44      Executive Vice President of Marketing

Patricia C. Lee...........................     36      President--J. JILL Merchandising

Peter J. Tulp.............................     46      Vice President/Controller

William E. Engbers*(1)(2).................     57      Director

Brett D. Heffes(3)........................     32      Director

Thomas J. Litle(2)........................     59      Director

Ruth M. Owades(1).........................     51      Director

Samuel L. Shanaman*(1)....................     58      Director

------------------------

*   Nominee for re-election as a Director.

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Scheduled to begin service on the Board of Directors and the Audit Committee on April 17, 2000.

    GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995 and Chairman of the Board of Directors since August 1997. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., a media conglomerate, from November 1993 until December 1995. Mr. Cooke is a director of Geerlings & Wade, Inc. Mr. Cooke is also a member of the executive committee of the board of directors of the Direct Marketing Association.

    DENNIS J. ADOMAITIS has been President--J. JILL Retail since joining the Company in March 1999. From 1990 until joining the Company, Mr. Adomaitis served in a variety of positions at Time Warner Inc., including Executive Vice President from January 1997 until March 1999 and Senior Vice President from January 1996 until January 1997 of the Warner Bros. Studio Stores International Division and Senior Vice President--Operations of the Warner Bros. Studio Stores Division from January 1992 until January 1996.

    OLGA L. CONLEY has been Chief Financial Officer since August 1997, Senior Vice President--Finance since May 1998 and Treasurer since August 1993. She also served as Vice President of Finance from June 1996 until May 1998.

    JOHN J. HAYES has served as Executive Vice President of Marketing since joining the Company in May 1996. From September 1990 until May 1996, Mr. Hayes served as Vice President, Marketing and Catalog Production, of Bloomingdale's By Mail, a division of Federated Department Stores, Inc.

    PATRICIA C. LEE has been President--J. JILL Merchandising since March 1999. She also served as Executive Vice President--J. JILL from May 1998 until
March 1999, as Vice President--J. JILL from

December 1996 until May 1998 and as Director of Merchandising from November 1994 until December 1996.

    PETER J. TULP joined the Company in August 1997 as Corporate Controller and has been Vice President/ Controller since May 1998. From July 1994 until
August 1997 Mr. Tulp was Group Controller of Mercer Management
Consulting, Inc., an international general management consulting firm. From August 1993 until June 1994 he was Assistant Corporate Controller of Bolt Beranek and Newman, Inc., an international computer software and communications company.

    WILLIAM E. ENGBERS has been a director of the Company since July 1990. He is a venture capital consultant and was Director, Venture Capital of Allstate Insurance Company from June 1989 until January 1999. Mr. Engbers is a director of La Jolla Pharmaceutical Company. He has been chairman, president or a director of over two dozen corporations.

    BRETT D. HEFFES is scheduled to become a director of the Company in April 2000. Since January 1998 Mr. Heffes has been with Department 56, Inc., a designer and marketer of giftware and collectibles, where he is currently Vice President--Corporate Development and Treasurer. From May 1992 to December 1997, Mr. Heffes held a number of positions, most recently Principal, with Wessels, Arnold & Henderson, L.L.C., an investment banking firm.

    THOMAS J. LITLE has been a director of the Company since May 1997. Since 1995 Mr. Litle has been the Chairman of OrderTrust (formerly known as LitleNet
LLC), a company which he founded and which provides direct commerce connection and information sharing services to the direct marketing industry. From 1985 to 1995, he was Chairman and Chief Executive Officer of Litle & Company, which provided information sharing, payment processing and electronic network services for the direct marketing industry. Mr. Litle is a director of SkyMall, Inc.
Mr. Little is also a member of the executive committee of the board of directors of the Direct Marketing Association.

    RUTH M. OWADES has been a director of the Company since May 1997. Since 1988, Ms. Owades has been President and Chief Executive Officer of Calyx & Corolla, Inc., a catalog business which she founded and which offers consumers fresh-cut flowers and plants. Ms. Owades is a director of Providian Financial Corporation, a consumer lender, and Gerald Stevens, Inc., an integrated floral retailer.

    SAMUEL L. SHANAMAN has been a director of the Company since July 1990. Since mid-1998, Mr. Shanaman has been Managing Director of Logan Enterprises, a private investment venture. From June 1990 until March 1998 he held a number of positions with the Company, including President and Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer, Executive Vice President and Vice President--Finance.

    The Company's executive officers are elected by the directors and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

COMMITTEES AND MEETINGS OF THE BOARD

    During the fiscal year ended December 25, 1999 ("fiscal 1999"), the Board met seven times and acted by unanimous written consent four times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

    The Board currently has two committees. The Audit Committee (currently composed of Mr. Engbers and Mr. Litle; Mr. Heffes is scheduled to join the Committee on April 17, 2000) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during fiscal 1999. The Compensation

Committee (currently composed of Mr. Engbers, Ms. Owades and Mr. Shanaman) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the Company's stock option and employee stock purchase plans. The Compensation Committee met four times during fiscal 1999 and acted three times by unanimous written consent.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

    Each member of the Board of Directors who is not an employee of the Company or any parent or subsidiary of the Company (an "Outside Director") receives a $15,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors attended. Directors who are employees of the Company are not paid any separate fees for serving as directors.

    Under the Company's Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Stock Option Plan"), each Outside Director is automatically granted an option to purchase 20,000 shares of Common Stock upon first joining the Board of Directors. Such option is immediately vested in full unless otherwise determined by the Compensation Committee of the Board of Directors prior to grant. In addition, in connection with each annual meeting of stockholders each Outside Director who has served for at least six months before the meeting and continues to serve at the meeting is automatically granted an option to purchase 7,500 shares of Common Stock. Such option is immediately vested in full. All options automatically granted to Outside Directors under the 1993 Stock Option Plan have exercise prices equal to the closing price of the Common Stock on the date of grant as reported by the Nasdaq National Market and expire on the seventh anniversary of the date of grant.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for fiscal 1999, the fiscal year ended December 26, 1998 ("fiscal 1998") and the fiscal year ended December 27, 1997 ("fiscal 1997") of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                     ANNUAL COMPENSATION             AWARDS(4)
                                             ------------------------------------   ------------
                                                                        OTHER        SECURITIES
                                                                        ANNUAL       UNDERLYING     ALL OTHER
          NAME AND                           SALARY(1)   BONUS(2)    COMPENSATION     OPTIONS      COMPENSATION
     PRINCIPAL POSITION          PERIOD         ($)         ($)         (3)($)          (#)           (5)($)
-----------------------------  -----------   ---------   ---------   ------------   ------------   ------------
Gordon R. Cooke..............  Fiscal 1999   $528,846    $ 280,000      $     *         50,000       $273,785
  President, Chief Executive   Fiscal 1998    439,903      437,500            *        150,000        123,660
  Officer and Chairman of the  Fiscal 1997    338,952      397,506       80,800        150,000          1,900
  Board of Directors

Dennis J. Adomaitis..........  Fiscal 1999    225,000      300,000            *        150,000         20,000
  President--J. JILL Retail    Fiscal 1998         --           --           --             --             --
                               Fiscal 1997         --           --           --             --             --

Patricia C. Lee..............  Fiscal 1999    267,500      120,000            *         25,000         18,410
  President--J. JILL           Fiscal 1998    189,332      118,500            *        100,000          3,000
  Merchandising                Fiscal 1997    119,239       58,001            *         60,000          1,900

John J. Hayes................  Fiscal 1999    255,000       82,500            *         25,000         22,683
  Executive Vice President of  Fiscal 1998    218,176      110,500            *         50,000          3,000
  Marketing                    Fiscal 1997    187,017       74,998            *         52,500          1,900

Olga L. Conley...............  Fiscal 1999    192,500       63,000            *         10,000         22,072
  Chief Financial Officer,     Fiscal 1998    158,173       87,500            *         50,000          3,000
  Senior Vice President--      Fiscal 1997    118,080       48,001            *         37,500          1,900
  Finance and Treasurer

------------------------

(1) Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2) Amounts reported for each period include amounts earned with respect to that period but paid in the subsequent period.

(3) In accordance with the rules of the Securities and Exchange Commission, perquisites and other benefits, securities and property that, in the aggregate, do not equal or exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for the period in question do not need to be reported, and in such cases an asterisk appears in the table. Amounts reported for Mr. Cooke for fiscal 1997 include $80,700 for living expenses.

(4) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers during any of the reported periods.

(5) The amounts reported include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 1999, fiscal 1998 and fiscal 1997, respectively, for the benefit of the named individuals:
    Mr. Cooke, $0, $3,000 and $1,900; Mr. Adomaitis, $0, $0 and $0; Ms. Lee $0,
    $3,000 and $1,900; Mr. Hayes, $0, $3,000 and $1,900; and Ms. Conley, $0,
    $3,000 and $1,900. The amounts reported for fiscal 1999 include (i) the following amounts paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming the named individual as beneficiary, and (ii) the following amounts paid by the Company representing the remainder of the policy premium for such insurance with respect to each named individual:

    Mr. Cooke, (i) $3,092 and (ii) $241,144; Mr. Adomaitis, (i) $233 and
    (ii) $19,767; Ms. Lee, (i) $176 and (ii) $18,234; Mr. Hayes, (i) $216 and
    (ii) $22,467; and Ms. Conley, (i) $172 and (ii) $21,900. The amount reported for Mr. Cooke for fiscal 1999 also includes $23,430 paid for a term life insurance policy for the benefit of Mr. Cooke and $6,119 with respect to interest on a loan to Mr. Cooke from a bank. The amount reported for Mr. Cooke for fiscal 1998 includes $8,050 paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming Mr. Cooke as beneficiary and $112,610 paid by the Company representing the remainder of the policy premium.

OPTION GRANTS

    The following table sets forth certain information regarding stock options granted during fiscal 1999 by the Company to the individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               ------------------------------------------------------     ANNUAL RATES OF
                                 NUMBER OF      PERCENT OF                                  STOCK PRICE
                                  SHARES       TOTAL OPTIONS   EXERCISE                   APPRECIATION FOR
                                UNDERLYING      GRANTED TO     PRICE PER                  OPTION TERM (2)
                                  OPTIONS      EMPLOYEES IN      SHARE     EXPIRATION   --------------------
NAME                           GRANTED(#)(1)    FISCAL 1999     ($/SH)        DATE       5%($)      10%($)
----                           -------------   -------------   ---------   ----------   --------   ---------
Gordon R. Cooke..............      35,000(3)        9.46%       14.3125     03/03/06    203,932      475,248
                                   15,000(3)        4.05        14.3125     03/03/06     87,399      203,678

Dennis J. Adomaitis..........     132,145(4)       35.71        14.0000     03/24/06    753,148    1,755,155
                                   17,855(4)        4.83        14.0000     03/24/06    101,763      237,151

Patricia C. Lee..............      25,000(5)        6.76        14.0000     03/24/06    142,485      332,051

John J. Hayes................      25,000(5)        6.76        14.0000     03/24/06    142,485      332,051

Olga L. Conley...............      10,000(6)        2.70        14.7500     06/25/06     60,047      139,936

------------------------

(1) All of these options were granted under the 1993 Stock Option Plan. These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full. These options also are subject to accelerated vesting in the event that a "Qualified Sale" occurs and immediately prior to the closing of such Qualified Sale the holder is an employee of the Company. Immediately prior to such closing each such option shall become exercisable as to the number of shares subject to the option, up to 100%, equal to two times the number of shares as to which the option otherwise would have been exercisable immediately prior to such closing. "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger of consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3) This option vests as to 25% of the shares which may be purchased thereunder on March 3, 2000 and as to an additional one forty-eighth (1/48) of the shares on the 3rd day of each month thereafter through March 2003.

(4) This option vests as to 20% of the shares which may be purchased thereunder on March 24, 2000 and as to an additional one thirty-sixth (1/36) of the remaining unvested shares on the 24th day of each month thereafter through March 2003.

(5) This option vests as to 20% of the shares which may be purchased thereunder on March 24, 2000 and as to an additional one sixtieth (1/60) of the shares on the 24th day of each month thereafter through March 2004.

(6) This option vests as to 20% of the shares which may be purchased thereunder on June 25, 2000 and as to an additional one sixtieth (1/60) of the shares on the 25th day of each month thereafter through June 2004.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during fiscal 1999 and of unexercised stock options held by each of such individuals on December 25, 1999:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                             OPTIONS HELD AT                   HELD AT
                          SHARES                          DECEMBER 25, 1999(#)         DECEMBER 25, 1999($)(2)
                        ACQUIRED ON       VALUE        ---------------------------   ---------------------------
                        EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                        -----------   --------------   -----------   -------------   -----------   -------------
Gordon R. Cooke.......     92,447       $1,441,375       295,803        168,750        $553,230       $69,400
Dennis J. Adomaitis...          0                0             0        150,000               0             0
Patricia C. Lee.......     30,625          427,659        42,737        137,838           4,403        28,681
John J. Hayes.........     30,000          156,871        67,281        115,219          32,615        38,428
Olga L. Conley........     18,932          321,997        52,998         82,570          30,370        28,933

------------------------

(1) Value is based on the last sales price of the Common Stock on the exercise date, as reported by The Nasdaq Stock Market, less the applicable option exercise price.

(2) Value is based on the last sales price of the Common Stock before the end of fiscal 1999 ($4.1250 per share on December 23, 1999), as reported by The Nasdaq Stock Market, less the applicable option exercise price.

CERTAIN EMPLOYMENT AND SEVERANCE ARRANGEMENTS

    Gordon R. Cooke and Dennis J. Adomaitis have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined in the agreements), the Company will make severance payments to them in an aggregate amount equal to their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid.

    In addition, each of the persons named in the Summary Compensation Table is a party to a severance agreement with the Company which provides for the following payments to the executive if the executive's employment is terminated within two years following a change in control (as defined in the agreements) by the Company without cause (as defined in the agreements) or by the executive with good reason (as defined in the agreements): (i) a lump sum equal to 2 times the sum of (A) the executive's annual base salary at the time of termination plus (B) the average annual incentive compensation plan bonus payment to the executive over the last two years, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive; (ii) a pro-rated incentive compensation bonus for the year of termination; and (iii) continuation of standard group life, disability, accident and health insurance for a period of two years post-termination. In addition, the executive's employment shall be deemed to have been terminated following a change in control by the Company without cause or by the executive with good reason if the executive's employment is terminated prior to a change in control without cause at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a change in control or if the executive terminates his employment with good reason prior to a change in control (determined by treating a potential change in control (as defined in the agreements) as a change in control in applying the definition of good reason), if the circumstance or event which constitutes good reason occurs at the direction of such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Mr. Engbers, Ms. Owades and Mr. Shanaman. Mr. Shanaman joined the Compensation Committee in March 2000. During fiscal 1999 the Compensation Committee consisted of Mr. Engbers, Ms. Owades and the late Walter J. Levison.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION POLICY

    During fiscal 1999 the Company's compensation package for its executive officers had three principal components: (1) base salary, (2) bonus, and
(3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other senior management employees and other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

    Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with other comparable companies.

    Under the Company's incentive compensation plan for fiscal 1999, the Company's executive officers were eligible to receive bonuses based on a percentage of base salary conditioned on the Company's ability to achieve its operating plan. Assigned bonus percentages varied depending on the Compensation Committee's view of the importance of the executive officer's contribution to the Company's ability to achieve its operating plan. The Company did not achieve its operating plan for fiscal 1999. In addition, new executive officers sometimes receive hiring bonuses or guaranteed bonuses in connection with their initial hiring. One executive officer received such a guaranteed bonus for fiscal 1999. The Compensation Committee was also authorized under the fiscal 1999 incentive compensation plan to award additional bonuses in its discretion based upon such factors as it determined to be appropriate. In light of the need of the Company to retain its key executives and managers, the desirability in that connection of offering its executives and managers compensation packages competitive with those offered by other companies in the

Company's industry, the fact that the market price of the Company's Common Stock had declined to a level well below the exercise price of most options held by executive officers and the fact that no bonuses would be paid for fiscal 1999 under the operating results provisions of the fiscal 1999 incentive compensation plan, the Compensation Committee decided to pay various employees of the Company, including most executive officers, special bonuses for fiscal 1999, payable on December 29, 2000, aggregating approximately $1.2 million.

    Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted additional stock options to all of the Company's current executive officers during fiscal 1999.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Cooke's base salary during fiscal 1999 was at the rate of $500,000 per annum until July 3, 1999, and $560,000 per annum thereafter. Mr. Cooke received a special bonus for fiscal 1999 of $280,000. During fiscal 1999 Mr. Cooke was granted options to purchase 50,000 shares of Common Stock at $14.3125 per share. The Company paid $244,236 in premiums with respect to "split-dollar" life insurance and $23,430 in premiums with respect to term life insurance for the benefit of Mr. Cooke and also paid $6,119 on behalf of Mr. Cooke with respect to interest on a loan to Mr. Cooke from a bank. In connection with the split-dollar insurance, Mr. Cooke has collaterally assigned the policy to the Company and, with certain exceptions, the Company will be entitled to receive from the insurer upon termination of Mr. Cooke's employment or his death the aggregate amount of premiums paid by the Company (or, in the case of termination of employment, the cash surrender value of the policy if less).

    In setting Mr. Cooke's compensation for fiscal 1999, the Compensation Committee considered the compensation payable to the chief executive officers at other public companies in the Company's industry, the total compensation being paid or offered to individuals involved in Internet-based marketers and the Company's historical performance under Mr. Cooke's leadership.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers (Chairman)
Ruth M. Owades
Samuel L. Shanaman

PERFORMANCE GRAPH

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Russell 2000 Index, and a peer group of companies selected on a line-of-business basis. The peer group consists of Blair Corporation, Coldwater Creek Inc., dELiA's Inc., Geerlings &
Wade, Inc., Hanover Direct, Inc., Lands' End, Inc., Lillian Vernon Corp., Spiegel, Inc., and Williams-Sonoma Incorporated. The return for each issuer in the peer group is weighted according to the issuer's stock market capitalization.

    The cumulative stockholder return for shares of the Company's Common Stock, the market indexes and the peer group are calculated assuming $100 was invested on December 31, 1994. The Company paid no cash dividends during the periods shown. The performance of the market indexes and the peer group is shown on a total return (dividends reinvested) basis.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG THE J. JILL GROUP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          THE J.JILL GROUP, INC.  PEER GROUP  NASDAQ STOCK MARKET (US)  RUSSELL 2000
12/31/94                  100.00      100.00                    100.00        100.00
12/31/95                   43.42       72.14                    141.33        127.49
12/31/96                   78.95      103.02                    173.89        154.73
12/31/97                  328.95      134.25                    213.07        203.91
12/31/98                  600.00      155.06                    300.25        190.75
12/31/99                  130.26      171.42                    542.43        187.92

     *    $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-
        INCLUDING REINVESTMENT OF DIVIDENDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    At the close of business on April 3, 2000, there were issued and outstanding 10,007,247 shares of Common Stock entitled to cast 10,007,247 votes. On
April 3, 2000, the closing price of the Company's Common Stock as reported by The Nasdaq Stock Market was $3.9375 per share.

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 3, 2000 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock issuable by the Company pursuant to options which may be exercised within 60 days after April 3, 2000 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   --------
Putnam Investments, Inc. and affiliates (2).................  1,289,200     12.9%
  One Post Office Square
  Boston, MA 02109
Special Situations Fund III, L.P. and affiliates (3)........    906,200      9.1%
  153 East 53(rd) Street
  51(st) Floor
  New York, NY 10022
Dimensional Fund Advisors Inc (4)...........................    688,550      6.9%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Dennis J. Adomaitis (5).....................................     36,666        *
Olga L. Conley (6)..........................................     83,099        *
Gordon R. Cooke (7).........................................    404,342      3.9%
William E. Engbers (8)......................................     22,650        *
John J. Hayes (9)...........................................    174,347      1.7%
Brett D. Heffes(10).........................................          0        *
Patricia C. Lee (11)........................................     98,116        *
Thomas J. Litle (12)........................................     51,250        *
Ruth M. Owades (13).........................................     51,500        *
Samuel L. Shanaman (14).....................................    151,406      1.5%
All current directors and executive officers as group (10     1,105,158     10.3%
  persons) (15).............................................

------------------------

*   Less than one percent.

(1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2) The Company has received a copy of a report (the "Putnam Report") on
    Schedule 13G, with a signature dated February 7, 2000, filed by Putnam Investments, Inc. ("PI") on behalf of itself as well as its affiliates, Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"). The report states that PI is a wholly owned subsidiary of MMC and owns PIM and PAC, which are registered investment advisers, that the securities reported as beneficially owned by MMC and PI consist of securities beneficially owned by by PIM and PAC, that such securities include securities beneficially owned by clients of PIM and PAC, and that such clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The report states that MMC and PI disclaim beneficial ownership and power to vote, dispose of, or direct the voting or disposal of any of the securities covered by the Putnam Report. The report also states that of the securities covered by the Putnam Report, PI has shared voting power as to 401,700 of the such securities and shared dispositive power as to all of such securities, that PIM has shared dispositive power as to 118,200 of such securities and that PAC has shared voting power as to 401,700 of the such securities and shared dispositive power as to 1,171,000 of such securities.

(3) The Company has received a copy of a report (the "SSF Report") on
    Schedule 13G, with signatures dated March 1, 2000, filed by Special Situations Fund III, L.P. ("SSF"), MGP Advisers Limited Partnership ("MGP"), Special Situations Cayman Fund, L.P. ("Cayman"), AWM Investment
    Company, Inc. ("AWM"), Austin W. Marxe ("Marxe") and David M. Greenhouse ("Greenhouse"). The report states that SSF and Cayman are limited partnerships that invest in, sell, convey, transfer, exchange and otherwise trade in equity and equity related securities, that MGP is the general partner and investment adviser of SSF, that AWM is the general partner of MGP and the general partner and investment adviser of Cayman, and that Marxe and Greenhouse are officers, directors and members or principal shareholders of AWM and MGP. The SSF Report also states that SSF, MGP, Cayman and AWM have sole power to vote or direct the vote and to dispose or direct the disposition of all securities reported in the SSF Report which are respectively beneficially owned by each fund and its adviser (673,400 shares of Common Stock are shown as being beneficially owned by SSF and MGP, 232,800 shares of Common Stock are shown as being beneficially owned by Cayman and AWM). The SSF Report further states that Marxe and Greenhouse have power to vote or direct the vote and to dispose or direct the disposition of securities reported in the SSF Report which are beneficially owned by Marxe and Greenhouse by virtue of their being Executive Officers of MGP and AWM.

(4) The Company has received a copy of a report (the "Dimensional Report") on
    Schedule 13G, with a signature dated February 4, 2000, filed by Dimensional Fund Advisors Inc. ("Dimensional"). The report states that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts ("Funds"). Dimensional reports that it possesses voting and/or investment power over the securities described in the Dimensional Report that are owned by the Funds and that all of the securities described in the Dimensional Report are owned by the Funds. In the Dimensional Report, Dimensional disclaims beneficial ownership of all of the securities described in the Dimensional Report.

(5) Represents shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(6) Includes 65,300 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(7) Includes 20,600 shares held by Mr. Cooke's daughters. Also includes 344,761 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(8) Includes 150 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 15,000 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(9) Includes 90,666 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(10) Mr. Heffes is scheduled to join the Board of Directors on April 17, 2000. Upon joining the Board he will receive a nonqualified stock option to purchase 20,000 shares of Common Stock which will be immediately vested in full. No portion of the shares issuable under such option are included above.

(11) Includes 65,674 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(12) Includes 250 shares held by Mr. Litle's wife. Also includes 51,000 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(13) Includes 51,000 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(14) Includes 15,000 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 2000.

(15) Includes shares listed in notes 5 to 14. Also includes 1,033 shares held by an executive officer not named in this table and 30,749 shares issuable to an executive officer not named in this table upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days of April 3, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1999 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1999, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner except as previously reported, except as follows: (i) Patricia C. Lee, the Company's President--J. JILL Merchandising, reported on a Form 4 filed eight days late in August 1999 a transaction that occurred in July 1999 and reported on a Form 4 filed in November 1999 three transactions that occurred in March 1999; and (ii) Ruth M. Owades, a Director, reported on three Forms 4 filed in November 1999 transactions that occurred in February 1998, September 1998 and August 1999.

                        INFORMATION CONCERNING AUDITORS

    The accounting firm of PricewaterhouseCoopers L.L.P., which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Board to continue in that capacity for fiscal 2000. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

                                  SOLICITATION

    No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2001, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 10, 2000, so the date by which proposals are required to be received under Rule 14a-8 will be December 11, 2000.

    In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board of Directors, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year's annual meeting is held on the date specified in the By-laws, the deadline for submission of notice will be March 11, 2001, and any proposal or nomination submitted after March 11, 2001 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

                                 MISCELLANEOUS

    The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

    Stockholders of record on April 3, 2000 will receive a Proxy Statement and the Company's 1999 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Chief Financial Officer, The
J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

                                                                      APPENDIX A

                            THE J. JILL GROUP, INC.
                   AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

    The J. Jill Group, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of The J. Jill Group, Inc. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

    (a) "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Committee" means the Compensation Committee of the Board.

    (d) "Common Stock" means the common stock, $.01 par value per share, of the Company.

    (e) "Company" shall also include any Parent or Subsidiary of DM Management Company designated by the Board, unless the context otherwise requires.

    (f) "Employee" means any person who is customarily employed at least
20 hours per week and more than five months in a calendar year by the Company.

    (g) "Parent" shall mean any present or future corporation which is or would constitute a "parent corporation" as that term is defined in Section 424 of the Code.

    (h) "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in
Section 424 of the Code.

3.  ELIGIBILITY.

    (a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

    (b) Each employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the commencement of employment with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

        (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

        (ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

4.  OFFERING DATES.

    The right to purchase stock hereunder shall be made available by a series of one-year offerings (the "Offering" or "Offerings") to employees eligible in accordance with Paragraph 3 hereof. The applicable date of commencement ("Offering Commencement Date") and date of termination ("Offering Termination Date") for each Offering shall be the first and the last business day of each calendar year, respectively, unless the Committee, in its discretion, determines otherwise. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.  PARTICIPATION.

    Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company's Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4, or such other period as may be permitted by the Company in its sole discretion and which shall be applicable in a uniform and nondiscriminatory manner.

6.  PAYROLL DEDUCTIONS.

    (a) At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of ten percent.

    (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

    (c) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

    (d) A participant may withdraw from the Plan at any time during the applicable Offering period.

7.  GRANTING OF OPTION.

    (a) On the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows:
85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the employee's Compensation which he has elected to have withheld (but no more than 10%) multiplied by the employee's Compensation over the Offering period. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

    (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

        (i) 85% of the closing price per share on the Offering Commencement Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, 85% of the mean of the bid and asked prices per share on the Offering Commencement Date or, if the Common Stock is not traded over the counter, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

        (ii) 85% of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, 85% of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over the counter, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

8.  EXERCISE OF OPTION.

    (a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time, other than as described in Paragraph 8(b), will be automatically returned to the participant.

    (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him.

9.  DELIVERY.

    The Company will deliver to each participant (as promptly as possible after the appropriate Offering Termination Date), a certificate representing the Common Stock purchased upon exercise of his option.

10. WITHDRAWAL AND TERMINATION.

    (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

    (b) A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

    (c) Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

    (d) Upon termination of the participant's employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

        (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

        (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

11. INTEREST.

    No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12. STOCK.

    (a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 400,000 shares of Common Stock, par value $.01 per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and the balances of payroll deductions credited to the account of each participant under the Plan shall be automatically returned to the participant.

    (b) The participant will have no interest in stock covered by his option until such option has been exercised.

13. ADMINISTRATION.

    The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14. DESIGNATION OF BENEFICIARY.

    A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15. TRANSFERABILITY.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16. USE OF FUNDS.

    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. EFFECT OF CHANGES OF COMMON STOCK.

    If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18. AMENDMENT OR TERMINATION.

    The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19. NOTICES.

    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20. MERGER OR CONSOLIDATION.

    If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option, in lieu of the number of shares of Common Stock as to which such option shall be exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21. APPROVAL OF STOCKHOLDERS.

    The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes shall be to act upon the Plan. If the Plan is not approved by the stockholders of the Company, all payroll deductions credited to a participant's account under the Plan shall be automatically returned to the participant.

22. GOVERNMENTAL AND OTHER REGULATIONS.

    The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

                                *       *      *

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------------      1. To elect the following nominees as Class A
       THE J. JILL GROUP, INC.                   Directors of the Company
----------------------------------------                                                             For All     With-   For All
                                                                                                    Nominees     hold    Except

                                                 (01) William E. Engbers                              /  /       /  /     /  /
                                                 (02) Samuel L. Shanaman

Mark box at right if an address change  /  /     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the
or comment has been noted on the                 "For All Except" box and strike a line through the name of the nominee. Your
reverse side of this card.                       shares will be voted for the remaining nominee.
CONTROL NUMBER:
RECORD DATE SHARES:

                                                                                                     For     Against   Abstain
                                              2. To amend the 1998 Employee Stock Purchase           /  /     /  /     /  /
                                                 Plan to increase the number of shares of
                                                 Common Stock that may be issued thereunder
                                                 to 400,000.



Please be sure to sign and date this Proxy       Date
-------------------------------------------------------------------
                                                                      Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares.
                                                                      No postage need be affixed if mailing in the United States.
-------------------------------------------------------------------
Stockholder sign here                      Co-owner sign here


DETACH CARD                                                                                                           DETACH CARD




                                                  THE J. JILL GROUP, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held June 1, 2000.


Sincerely,


The J. Jill Group, Inc.


                           THE J. JILL GROUP, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           THE J. JILL GROUP, INC.

     A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS
          OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY
                   AND RETURN IT IN THE ENCLOSED ENVELOPE


    Proxy for the Annual Meeting of Stockholders to be held on June 1, 2000


The undersigned stockholder of The J. Jill Group, Inc. (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke and Olga L. Conley, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot, LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Thursday, June 1, 2000, beginning at 8:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 10, 2000 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

-------------------------------------------------------------------------------
             PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                     PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on stock certificate. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized person.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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